Exhibit 32.2
Certification of Senior Vice President and Chief Financial Officer
Pursuant to 18 U.S.C. of Section 1350, as Created by Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned officer of Watson Pharmaceuticals, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that:
     (i) the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 1, 2009

By:	/s/ MARK W. DURAND
Mark W. Durand
Senior Vice President — Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.